Exhibit 99.3

Contacts:

Janet Smith
FairMarket, Inc.
781-376-5600

Kevin Pursglove
eBay
408-376-7458
kevinp@ebay.com

FOR IMMEDIATE RELEASE

FairMarket Enters into Acquisition Agreement with eBay

FairMarket also announces plan for cash distribution of $38 million and intention to reschedule 2003 Annual Meeting

Woburn, MA, June 20 2003 — FairMarket, Inc. (NASDAQ:FAIM) announced today that eBay, the world’s online marketplace™, has signed an agreement to acquire substantially all of FairMarket’s technology and business assets for $4.5 million in cash.  This announcement follows a year-long commercial relationship between the companies that involved FairMarket’s technology platform for creating online promotions and loyalty programs in conjunction with eBay’s loyal user community.

“The value of our strategic relationship with eBay has been validated through customer successes such as with Continental Airlines and our recent launch of a loyalty program with Dr Pepper/Seven-Up,” said Nanda Krish, CEO of FairMarket.  “Our acquisition agreement with eBay is the natural evolution of that relationship and is a positive outcome for our customers and stockholders alike.  Our clients will continue to benefit, not only from our commerce and promotional platform, but also from eBay’s vibrant marketplace, resources and brand.”

As previously announced in April 2002, FairMarket and eBay signed an exclusive agreement to create and promote third-party promotions and loyalty programs. The proposed asset acquisition will provide eBay with a full suite of services and tools to better meet the needs of clients who see the value in participating in loyalty and promotion programs.  The acquisition, which is subject to approval by FairMarket’s stockholders and the satisfaction of other customary closing conditions, is expected to close in the third quarter of 2003.

“We believe that eBay’s global trading community is an ideal audience for major consumer brand promotions and loyalty programs,” said Jeff Jordan, senior vice president and general manager of eBay US.  “The acquisition of FairMarket’s well-regarded technology platform and customer base will allow us to better expand eBay’s online rewards and promotions programs as well as to continue to provide enhanced branded solutions for selling on the eBay marketplace.”

In addition to eBay’s platform acquisition, eBay also expects to hire certain members of the FairMarket team.  FairMarket also indicated that it plans to announce a cash distribution to its stockholders of approximately $38 million.  FairMarket has not set a record or payment date for such distribution, but currently expects the distribution would be paid shortly after the closing of the eBay transaction.

The proposed transaction is not expected to have a material impact on eBay’s 2003 consolidated financial results.

FairMarket also announced that it will be rescheduling its 2003 annual meeting of stockholders, previously announced to occur on July 25, 2003 with a June 23, 2003 record date, in order to permit consideration of the eBay acquisition proposal at the stockholders meeting. FairMarket intends to publicly announce the new meeting and record dates when set by its board of directors.

About FairMarket, Inc.

FairMarket is a leading Online Auction and Promotions platform provider that enables marketers to create results-oriented online programs.  FairMarket works with leading brands and agencies to execute programs that enable marketers to engage customers, drive sales and leverage the eBay community.  FairMarket’s customers include Dell, CompUSA and SAM’S CLUB.  Headquartered in Woburn, Mass., FairMarket also has offices in the U.K.  The company can be reached at 800-531-7871/781-376-5600(US) or 02086070700(UK) or on the Web at www.fairmarket.com.

FairMarket is a registered service mark, and the FairMarket logo is a service mark, of FairMarket, Inc.  The names of actual companies and products mentioned herein may be trademarks of their respective owners.

FairMarket Forward-Looking Statement

This press release contains statements about FairMarket, Inc. and the proposed sale of assets and a cash distribution to FairMarket’s stockholders that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations, forecasts and assumptions that are subject to risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to: the satisfaction of the conditions to closing, including receipt of stockholder and regulatory approvals; the expected closing date of the transaction; the risk that the transaction will not close; the risk that the timing and amount of the actual cash distribution to be distributed to FairMarket’s stockholders will differ from what is presently anticipated; the risk that continuity of FairMarket operations will be disrupted in the event the transaction does not close; the reactions of FairMarket’s customers and vendors to the proposed transactions; whether the costs of completing the transactions exceed management’s estimates; market acceptance of FairMarket’s online auction and other e-commerce services; growth of the market for dynamic e-commerce services; the competitive nature of the online markets in which FairMarket operates; economic conditions; FairMarket’s ability to generate significant revenue to reach profitability; FairMarket’s ability to retain existing customers and to obtain new customers; FairMarket’s ability to attract and retain qualified personnel; FairMarket’s ability to expand or maintain its operations in its geographic markets and the currency, regulatory and other risks associated with doing business in international markets; the operation and capacity of FairMarket’s network system infrastructure; FairMarket’s limited operating history; the other risks and uncertainties discussed under the heading “Factors that May Affect Results of Operations and Financial Condition” in FairMarket’s Annual Report on Form 10-K for the year ended December 31, 2002 and other reports filed by FairMarket from time to time with the Securities and Exchange Commission (the “SEC”). FairMarket assumes no obligation to update any of the information included in this press release.

FairMarket will be filing relevant documents in connection with the proposed sale of assets with the SEC, including a proxy statement. FairMarket expects to mail the proxy statement to its stockholders in connection with the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s website, (http://www.sec.gov) after they are filed. These documents may also be obtained free of charge by directing a request to the FairMarket contacts listed at the beginning of this news release.

FairMarket, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of FairMarket and their ownership of FairMarket stock is set forth in FairMarket’s annual report on Form 10-K for the fiscal year ended December 31, 2002, which was filed with the SEC on March 31, 2003. Additional information about the interests of these participants may be obtained from reading the proxy statement regarding the transaction when it becomes available.

About eBay

eBay is the world’s online marketplace™. Founded in 1995, eBay has created a powerful platform for the sale of goods and services by a passionate community of individuals and businesses. On any given day, there are millions of items across thousands of categories for sale on eBay. eBay enables trade on a local, national and international basis with customized sites in markets around the world.

eBay Forward Looking Statement

This announcement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed.  Factors that could cause or contribute to such differences include, but are not limited to, the reaction of the customers and users of the services and technology underlying the transaction, the future growth of the services relating to the acquired assets, the reaction of competitors to the proposed transaction, the possibility that integration following closing will prove more difficult than expected, and the possibility that FairMarket’s stockholders will not approve the transaction or that the transaction otherwise may not close.  More information about potential factors which could affect eBay’s business and financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2002, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.  All forward looking statements are based on information available to eBay the date hereof, and eBay assumes no obligation to update such statements.

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